SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          MARIO J. GABELLI
                                12/12/96           11,000-            2.4500
                                12/11/96            4,000-            2.4800
          GABELLI FUNDS, INC.
               GABELLI FUNDS INC.-PRINCIPAL A/C
                                12/24/96            3,000-            2.1250
               THE GABELLI CAPITAL ASSET FUND
                                12/24/96           10,000-            2.0987
          GAMCO INVESTORS, INC.
                                12/24/96            1,500-            2.1250
                                12/23/96            4,000-            2.1250
                                12/20/96            3,000-            2.2500
                                12/17/96            2,500-            2.5000
                                12/16/96            2,500-            2.5000
                                12/13/96            1,000-            2.3750





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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